Exhibit 99.1

KCS: Ashley Thorne, 816-983-1530, athorne@kcsouthern.com

Kansas City Southern Reports Second Quarter Results

Kansas City, Mo., July 16, 2021. Kansas City Southern (KCS) (NYSE:KSU) reported revenues of $749.5 million, an increase of 37% from second quarter 2020. Overall, carload volumes were up 31% compared to prior year.

Second Quarter 2021

Second quarter revenues were $749.5 million, an increase of 37% primarily resulting from higher volumes, higher fuel surcharge, and the strengthening of the Mexican peso against the U.S. dollar.

Second quarter operating expenses were $1,181.2 million, including a $700 million termination fee paid to Canadian Pacific. The $700 million reimbursement from Canadian National will be recognized upon KCS shareholder vote on the merger with Canadian National. Operating loss was $431.7 million and the reported operating ratio was 157.6%. Second quarter net loss was $378.0 million, or $4.17 per diluted share. Adjusted second quarter operating income, operating ratio, net income, and diluted earnings per share were as follows:

(in millions, except operating ratio and diluted earnings per share)	Three Months Ended June 30, 2021
	Operating Income (Loss)	Operating Ratio	Net Income (Loss)	Diluted Earnings (Loss) per Share
GAAP Operating Results	$(431.7)	157.6%	$(378.0)	$(4.17)
Merger Costs	720.8	(96.2)%	569.4	6.26
Other Adjustments, Net	—	—	(2.6)	(0.03)
Adjusted Operating Results (non-GAAP)	$289.1	61.4%	$188.8	$2.06

See following pages for reconciliations to GAAP

"KCS delivered strong second quarter volume growth, as our franchise benefited from unique growth drivers and the economy recovered from the COVID-19 downturn,” stated president and chief executive officer, Patrick J. Ottensmeyer. “Although we are pleased with the strong volume growth, we fell short of our own expectations for customer service.

“Our operating team is focused on implementing structural and sustainable changes that will improve operational performance and the resiliency of our network. To that end, we have deployed additional assets and crews in support of our service recovery, setting the Company up to continue delivering robust volume growth while improving customer service in the second half of 2021.

“During the second quarter, KCS also announced a pro-competitive merger with Canadian National, which will deliver more choices to customers through the creation of new, single line service options between the U.S., Canada and Mexico. This combination represents an exciting opportunity for KCS and CN stakeholders, and we look forward to delivering a safer, faster, cleaner and stronger railroad. For more information on the transaction and its benefits, visit www.ConnectedContinent.com.”

Statement Regarding Non-GAAP Financial Measures

In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying second quarter 2021 earnings release contains non-GAAP financial measures. KCS management believes that certain non-GAAP financial measures used to review and in certain cases manage the Company's business fall within the meaning of Regulation G (Disclosure of non-GAAP financial measures) and may provide its users of the financial information with additional meaningful comparison when reviewing the Company's results. KCS management uses non-GAAP information in its planning and forecasting processes and to further analyze its own financial trends and operational performance, as well as making financial comparisons to prior periods presented on a similar basis. Management believes investors and users of the Company's financial information should consider all of the above factors when evaluating KCS's results.
These non-GAAP measures should be viewed as a supplement and not considered a substitute for GAAP measures. Some of KCS's non-GAAP measures may differ from similar measures used by other companies, even if similar terms are used to identify such measures.

GAAP Reconciliations
($ in millions, except per share amounts)

Reconciliation of Diluted Earnings (Loss) per Share to
Adjusted Diluted Earnings per Share	Three Months Ended June 30, 2021
	Income (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss)	Diluted Earnings (Loss) per Share
As reported	$(459.6)	$(81.6)	$(378.0)	$(4.17)
Adjustments for:
Merger costs	720.8	151.4	569.4	6.26
Foreign exchange gain	(6.8)	(2.0)	(4.8)	(0.05)
Foreign exchange component of income taxes	—	(2.2)	2.2	0.02
Adjusted	$254.4	$65.6	188.8
Less: Noncontrolling interest and preferred stock
dividends			(0.6)
Adjusted net income available to common
stockholders - see (a) below			$188.2	$2.06

GAAP Reconciliations (continued)
($ in millions, except per share amounts)

	Three Months Ended June 30, 2020
	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
As reported	$151.1	$40.8	$110.3	$1.16
Adjustments for:
Restructuring charges	10.5	2.8	7.7	0.08
Foreign exchange gain	(7.8)	(2.3)	(5.5)	(0.06)
Foreign exchange component of income taxes	—	2.8	(2.8)	(0.03)
Adjusted	$153.8	$44.1	109.7
Less: Noncontrolling interest and preferred stock
dividends			(0.6)
Adjusted net income available to common
stockholders - see (a) below			$109.1	$1.15

Reconciliation of Operating Expenses to Adjusted	Three Months Ended		Six Months Ended
Operating Expenses	June 30,		June 30,
	2021	2020	2021	2020
Operating expenses as reported	$1,181.2	$367.5	$1,634.2	$810.4
Adjustment for merger costs	(720.8)	—	(740.1)	—
Adjustment for restructuring charges	—	(10.5)	—	(16.5)
Adjusted operating expenses - see (b) below	$460.4	$357.0	$894.1	$793.9

Operating income (loss) as reported	$(431.7)	$180.4	$(178.7)	$469.2
Adjusted operating income - see (b) below	289.1	190.9	561.4	485.7

Operating ratio (c) as reported	157.6%	67.1%	112.3%	63.3%
Adjusted operating ratio - see (b) and (c) below	61.4%	65.2%	61.4%	62.0%

(a)The Company believes adjusted diluted earnings per share is meaningful as it allows investors to evaluate the Company’s performance for different periods on a more comparable basis by adjusting for the impact of changes in foreign currency exchange rates, and items that are not directly related to the ongoing operations of the Company. The income tax expense impacts related to these adjustments are calculated at the applicable statutory tax rate.
(b)The Company believes adjusted operating expenses, operating income and operating ratio are meaningful as they allow investors to evaluate the Company's performance for different periods on a more comparable basis by adjusting for items that are not directly related to the ongoing operations of the Company.
(c)Operating ratio is calculated by dividing operating expenses by revenues; or in the case of adjusted operating ratio, adjusted operating expenses divided by revenues.

Investor Conference Call and Webcast
KCS will also hold its second quarter 2021 earnings conference call on Friday, July 16, 2021 at 8:45 a.m. eastern time. Shareholders and other interested parties are invited to participate via live webcast or telephone. To participate in the live webcast and to view accompanying presentation materials, please log into investors.kcsouthern.com immediately prior to the presentation. To join the teleconference, please call (844) 308-6428 from the U.S., or (412) 317-5409 from all other countries.

A replay of the presentation will be available by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 from all other countries and entering conference ID 10152592. The webcast replay and presentation materials will be archived on the company’s website.

About Kansas City Southern
Headquartered in Kansas City, Mo., Kansas City Southern (KCS) (NYSE: KSU) is a transportation holding company that has railroad investments in the U.S., Mexico and Panama.  Its primary U.S. holding is The Kansas City Southern Railway Company, serving the central and south central U.S.  Its international holdings include Kansas City Southern de Mexico, S.A. de C.V., serving northeastern and central Mexico and the port cities of Lázaro Cárdenas, Tampico and Veracruz, and a 50 percent interest in Panama Canal Railway Company, providing ocean-to-ocean freight and passenger service along the Panama Canal.  KCS' North American rail holdings and strategic alliances with other North American rail partners are primary components of a unique railway system, linking the commercial and industrial centers of the U.S., Mexico and Canada.  More information about KCS can be found at www.kcsouthern.com

Forward-Looking Information
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. In addition, management may make forward-looking statements orally or in other writing, including, but not limited to, in press releases, quarterly earnings calls, executive presentations, in the annual report to stockholders and in other filings with the Securities and Exchange Commission. Readers can usually identify these forward-looking statements by the use of such words as "may," "will," "should," "likely," "plans," "projects," "expects," "anticipates," "believes" or similar words. These statements involve a number of risks and uncertainties. Actual results could materially differ from those anticipated by such forward-looking statements as a result of a number of factors or combination of factors including, but not limited: the merger with Canadian National Railway Company ("CN") is subject to various closing conditions and there can be no assurances as to whether and when it may be completed; failure to complete the Company’s merger with CN could negatively impact the Company’s stock price and future business and financial results; Company’s stockholders cannot be sure of the value of the merger consideration they will receive from CN in the merger; lawsuits may be filed against the Company and/or CN challenging the transactions contemplated by the merger between, among others, the Company and CN; the shares of CN common stock to be received by the Company’s stockholders upon completion of the merger will have different rights from shares of the Company’s common stock; after completion of the merger, CN may fail to realize the projected benefits and cost savings of the merger; public health threats or outbreaks of communicable diseases, such as the ongoing COVID-19 pandemic and its impact on KCS’s business, suppliers, consumers, customers, employees and supply chains; rail accidents or other incidents or accidents on KCS’s rail network or at KCS’s facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; legislative and regulatory developments and disputes, including environmental regulations; loss of the rail concession of Kansas City Southern’s subsidiary, Kansas City Southern de México, S.A. de C.V.; domestic and international economic, political and social conditions; disruptions to the Company’s technology infrastructure, including its computer systems; increased demand and traffic congestion; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; natural events such as severe weather, hurricanes and floods; the outcome of claims and litigation involving the Company or its subsidiaries; competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; the termination of, or failure to renew, agreements with customers, other railroads and third parties; fluctuation in prices or availability of key materials, in particular diesel fuel; access to capital; climate change and the market and regulatory responses to climate change; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; unavailability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities, war or other acts of violence; and other factors affecting the operation of the business; and other risks identified in this news release, in KCS's Annual Report on Form 10-K for the year ended December 31, 2020, and in other reports filed by KCS with the Securities and Exchange Commission.
Forward-looking statements reflect the information only as of the date on which they are made. KCS does not undertake any obligation to update any forward-looking statements to reflect future events, developments, or other information.

Kansas City Southern and Subsidiaries
Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Revenues	$749.5	$547.9	$1,455.5	$1,279.6
Operating expenses:
Compensation and benefits	128.4	103.8	257.9	237.2
Purchased services	55.8	44.6	109.6	97.9
Fuel	79.0	39.5	149.9	114.4
Equipment costs	24.1	18.1	45.2	40.0
Depreciation and amortization	91.2	89.3	183.2	178.7
Materials and other	81.9	61.7	148.3	125.7
Merger costs	720.8	—	740.1	—
Restructuring charges	—	10.5	—	16.5
Total operating expenses	1,181.2	367.5	1,634.2	810.4
Operating income (loss)	(431.7)	180.4	(178.7)	469.2
Equity in net earnings of affiliates	3.4	0.2	9.4	1.2
Interest expense	(39.1)	(38.1)	(78.1)	(72.3)
Foreign exchange gain (loss)	6.8	7.8	(0.5)	(51.7)
Other income, net	1.0	0.8	0.2	2.2
Income (loss) before income taxes	(459.6)	151.1	(247.7)	348.6
Income tax expense (benefit)	(81.6)	40.8	(23.1)	86.0
Net income (loss)	(378.0)	110.3	(224.6)	262.6
Less: Net income attributable to noncontrolling interest	0.5	0.6	0.9	1.1
Net income (loss) attributable to Kansas City Southern and subsidiaries	(378.5)	109.7	(225.5)	261.5
Preferred stock dividends	0.1	—	0.1	0.1
Net income (loss) available to common stockholders	$(378.6)	$109.7	$(225.6)	$261.4

Earnings (loss) per share:
Basic earnings (loss) per share	$(4.17)	$1.16	$(2.48)	$2.75
Diluted earnings (loss) per share	$(4.17)	$1.16	$(2.48)	$2.74

Average shares outstanding (in thousands):
Basic	90,767	94,476	90,762	95,070
Effect of dilution	—	417	—	464
Diluted	90,767	94,893	90,762	95,534

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Second Quarter 2021 and 2020

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Second Quarter		%	Second Quarter		%	Second Quarter		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change

Chemical & Petroleum
Chemicals	$64.8	$52.2	24%	24.5	21.2	16%	$2,645	$2,462	7%
Petroleum	132.9	70.6	88%	60.9	36.7	66%	2,182	1,924	13%
Plastics	34.8	35.7	(3%)	18.0	17.7	2%	1,933	2,017	(4%)
Total	232.5	158.5	47%	103.4	75.6	37%	2,249	2,097	7%

Industrial & Consumer Products
Forest Products	62.6	57.8	8%	24.8	24.2	2%	2,524	2,388	6%
Metals & Scrap	51.0	40.4	26%	28.1	22.6	24%	1,815	1,788	2%
Other	31.0	22.4	38%	21.5	21.2	1%	1,442	1,057	36%
Total	144.6	120.6	20%	74.4	68.0	9%	1,944	1,774	10%

Agriculture & Minerals
Grain	88.9	64.1	39%	40.7	33.0	23%	2,184	1,942	12%
Food Products	36.6	39.0	(6%)	13.8	15.2	(9%)	2,652	2,566	3%
Ores & Minerals	6.1	5.3	15%	7.8	7.0	11%	782	757	3%
Stone, Clay & Glass	8.3	6.0	38%	3.6	2.5	44%	2,306	2,400	(4%)
Total	139.9	114.4	22%	65.9	57.7	14%	2,123	1,983	7%

Energy
Utility Coal	31.2	23.2	34%	38.7	25.6	51%	806	906	(11%)
Coal & Petroleum Coke	12.0	9.5	26%	14.6	14.5	1%	822	655	25%
Frac Sand	4.2	1.7	147%	3.1	1.5	107%	1,355	1,133	20%
Crude Oil	7.1	4.9	45%	6.7	2.5	168%	1,060	1,960	(46%)
Total	54.5	39.3	39%	63.1	44.1	43%	864	891	(3%)

Intermodal	91.1	63.5	43%	250.3	191.0	31%	364	332	10%

Automotive	49.4	15.6	217%	27.7	11.6	139%	1,783	1,345	33%

TOTAL FOR COMMODITY GROUPS	712.0	511.9	39%	584.8	448.0	31%	$1,218	$1,143	7%

Other Revenue	37.5	36.0	4%

TOTAL	$749.5	$547.9	37%

Kansas City Southern and Subsidiaries
Revenue & Carload/Units by Commodity - Year to Date June 30, 2021 and 2020

	Revenues			Carloads and Units			Revenue per
	(in millions)			(in thousands)			Carload/Unit
	Year to Date		%	Year to Date		%	Year to Date		%
	2021	2020	Change	2021	2020	Change	2021	2020	Change

Chemical & Petroleum
Chemicals	$125.4	$114.7	9%	49.4	45.8	8%	$2,538	$2,504	1%
Petroleum	268.1	166.4	61%	120.1	83.2	44%	2,232	2,000	12%
Plastics	70.3	76.0	(8%)	35.5	37.5	(5%)	1,980	2,027	(2%)
Total	463.8	357.1	30%	205.0	166.5	23%	2,262	2,145	5%

Industrial & Consumer Products
Forest Products	120.3	126.7	(5%)	48.3	51.6	(6%)	2,491	2,455	1%
Metals & Scrap	97.3	102.7	(5%)	54.6	54.8	—	1,782	1,874	(5%)
Other	61.0	50.2	22%	43.8	45.0	(3%)	1,393	1,116	25%
Total	278.6	279.6	—	146.7	151.4	(3%)	1,899	1,847	3%

Agriculture & Minerals
Grain	163.6	141.9	15%	76.4	68.4	12%	2,141	2,075	3%
Food Products	73.6	81.7	(10%)	28.5	31.7	(10%)	2,582	2,577	—
Ores & Minerals	11.3	11.1	2%	15.0	14.7	2%	753	755	—
Stone, Clay & Glass	15.8	14.2	11%	6.7	6.0	12%	2,358	2,367	—
Total	264.3	248.9	6%	126.6	120.8	5%	2,088	2,060	1%

Energy
Utility Coal	62.9	46.8	34%	76.6	54.8	40%	821	854	(4%)
Coal & Petroleum Coke	22.4	21.1	6%	27.1	29.5	(8%)	827	715	16%
Frac Sand	7.6	5.5	38%	6.0	4.6	30%	1,267	1,196	6%
Crude Oil	19.1	22.2	(14%)	15.0	12.8	17%	1,273	1,734	(27%)
Total	112.0	95.6	17%	124.7	101.7	23%	898	940	(4%)

Intermodal	172.4	152.2	13%	483.1	424.6	14%	357	358	—

Automotive	93.5	69.5	35%	54.1	43.8	24%	1,728	1,587	9%

TOTAL FOR COMMODITY GROUPS	1,384.6	1,202.9	15%	1,140.2	1,008.8	13%	$1,214	$1,192	2%

Other Revenue	70.9	76.7	(8%)

TOTAL	$1,455.5	$1,279.6	14%